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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

                          FILED BY THE REGISTRANT [_]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [X]

                           CHECK THE APPROPRIATE BOX:
                        [_] PRELIMINARY PROXY STATEMENT
                         [_] DEFINITIVE PROXY STATEMENT
                      [X] DEFINITIVE ADDITIONAL MATERIALS
[_] SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR SECTION 240.14A-12

                               CIRCON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       UNITED STATES SURGICAL CORPORATION
                    (NAME OF PERSON FILING PROXY STATEMENT)

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A

    (2) Aggregate number of securities to which transaction applies: N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    (4) Proposed maximum aggregate value of transaction: N/A

    (5) Total fee paid: N/A

[_] Fee previously paid with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement Number:

    (3) Filing Party:

    (4) Date Filed:

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[LOGO](TM)  United States Surgical Corporation
            150 Glover Avenue, Norwalk, Connecticut 06856
            (203) 845-1000, http://www.ussurg.com
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                                                       August 11, 1997

     Dear Fellow Circon Shareholder:

       United States Surgical Corporation has made a $16.50 cash offer for all outstanding shares of Circon Corporation common stock. Our offer represents a 68% premium over the average 10-trading day price of Circon stock immediately prior to U.S. Surgical's first tender offer for Circon stock in August 1996.

       U.S. Surgical's offer is not contingent on financing. NOTHING STANDS BETWEEN YOU AND OUR $16.50 CASH OFFER EXCEPT CIRCON'S BOARD OF DIRECTORS. We believe that your execution today of the enclosed BLUE proxy card is the most effective way to facilitate our tender offer.

       BY RESISTING U.S. SURGICAL'S OFFER, WE BELIEVE CIRCON'S BOARD
          AND MANAGEMENT ARE PROTECTING THEIR OWN INTERESTS, NOT
                           SHAREHOLDER INTEREST

       For over a year, we have made every effort to arrange a meeting with Circon's Board and management, yet they have repeatedly refused to meet with us to discuss a business combination with clear benefits for Circon's shareholders and customers. They continue to stonewall. Circon's Board has:

          . Adopted a "poison pill" that would make it prohibitively expensive for U.S. Surgical or any other bidder to acquire Circon without the approval of Circon's Board, even if supported by the vast majority of shareholders.

          . Adopted lucrative "golden parachutes" to enrich themselves.

          . Violated Circon's by-laws by delaying Circon's annual shareholders meeting, thereby depriving shareholders of their right to show their support for a sale of Circon.

       CIRCON HAS NOT OFFERED YOU, THE SHAREHOLDER, ANY ALTERNATIVES TO U.S. SURGICAL'S ALL CASH OFFER. INSTEAD, THEY ASK YOU TO WAIT AND HOPE THAT THEIR FAILED "STRATEGIC PLAN" WILL EVENTUALLY
     PRODUCE RESULTS.

       IN FACT, SHAREHOLDER VALUE HAS DIMINISHED. OUR ORIGINAL OFFER IN AUGUST, 1996 WAS $18 PER SHARE. ON FRIDAY, AUGUST 8, 1997, CIRCON SHARES WERE TRADING AT $15 9/16, A 13.5% DECREASE.

                   CIRCON'S "STRATEGIC PLAN" HAS FAILED

          . Circon's operating income for the six months ended June 30, 1997 was down 22% compared to the same period in 1996.

          . Second quarter 1997 operating income fell more than 25% from the first quarter and earnings per share dropped 50%.

       Despite this poor performance, Circon management persists in trying to convince shareholders that its "strategic plan is on track."
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   SEND A MESSAGE THAT YOU DEMAND THE IMMEDIATE SALE OF CIRCON--VOTE FOR U.S.
             SURGICAL'S NOMINEES AND THE MAXIMIZE VALUE RESOLUTION

  U.S. Surgical is seeking your vote at Circon's 1997 Annual Meeting of Shareholders to elect two nominees to Circon's Board of Directors. These two nominees--Mr. Charles M. Elson, a prominent shareholder activist, and Victor H. Krulak, Lt. Gen., U.S. Marine Corps, Ret.--are committed to acting in the best interests of all Circon shareholders by seeking to arrange for the prompt sale of Circon to the highest bidder.

  We are also seeking your support for the following resolution (the "Maximize Value Resolution"):

  "RESOLVED: That the shareholders of Circon Corporation urge the Circon Board of Directors to arrange for the prompt sale of Circon to the highest bidder."

  If elected, U.S. Surgical's nominees will seek to convince other members of Circon's Board to vote with them to pursue a prompt sale of Circon to the highest bidder. U.S. Surgical's nominees would support an auction of Circon by any appropriate process the Circon Board chooses to adopt.

  LET CIRCON'S ENTRENCHED MANAGEMENT AND BOARD KNOW THAT SHAREHOLDERS DEMAND A
                                     CHANGE

  For over a year, the current Circon Board has cost you money. They have resisted previous offers by U.S. Surgical to acquire Circon, despite the fact that the majority of Circon's shares have been tendered to U.S. Surgical repeatedly, expressing shareholders' desire to sell Circon to U.S. Surgical.

  DON'T LET CIRCON'S BOARD CONTINUE TO STONEWALL AND COST YOU MONEY.

  PROTECT YOUR INTERESTS--VOTE THE BLUE PROXY CARD FOR U.S. SURGICAL'S DIRECTOR NOMINEES AND FOR THE MAXIMIZE VALUE RESOLUTION.

  Thank you for your consideration and support.

                                         On behalf of the Board,

                                         /s/Leon C. Hirsch

                                         Leon C. Hirsch, Chairman
                                         United States Surgical Corporation
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                                   IMPORTANT

    Your vote is important, no matter how many or how few Circon shares you own. U.S. Surgical urges you to mark, sign, date and return the enclosed BLUE proxy card to vote for election of the U.S. Surgical nominees and for the approval of the Maximize Value Resolution.

    If your Circon shares are registered in your own name, please mark, sign and date the enclosed BLUE proxy card. Return the proxy card to U.S. Surgical, c/o Kissel-Blake Inc. in the enclosed envelope in time to be voted at the annual meeting. If any of your Circon shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Circon shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE annual meeting proxy card.

    Remember--even if you have already tendered your Circon shares in U.S. Surgical's Offer, you must vote your Circon shares on the enclosed BLUE proxy card to support U.S. Surgical's nominees and the Maximize Value Resolution.

    For additional information please review the Proxy Statement of U.S. Surgical dated August 11, 1997.

    If you have any questions or require assistance voting your Circon shares, please call our proxy solicitors:

                               KISSEL-BLAKE INC.
                                110 Wall Street
                               New York, NY 10005
                         Call Toll Free (800) 554-7733
                 Brokers and Banks, please call (212) 344-6733